Exhibit 4.3 EXECUTION VERSION GUARANTOR JOINDER AGREEMENT September 24, 2020 Reference is hereby made to the Term Loan Credit Agreement dated as of October 15, 2014, as amended by Amendment No. 1, dated as of July 1, 2015, as amended by Amendment No. 2, dated as of November 1, 2016, as amended by Amendment No. 3, dated as of March 7, 2017, as amended by Amendment No. 4, dated as of December 14, 2017, and as further amended by Amendment No. 5, dated as of September 20, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among JELD-WEN Holding, Inc., a Delaware corporation (“Holdings”), JELD-WEN, Inc., a Delaware corporation (the “Company Borrower”), the Company Subsidiary Guarantors, the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. W I T N E S S E T H: WHEREAS, the Guarantors have entered into the Credit Agreement in order to induce the Lenders to make the Loans and the Issuing Lender to issue Letters of Credit to or for the benefit of the Borrower; WHEREAS, pursuant to Section 5.9(c) of the Credit Agreement, each Subsidiary Guarantor that (x) is created or acquired after the Closing Date by any Group Member or (y) has ceased to be an Excluded Domestic Subsidiary or a Non-Guarantor Subsidiary, is required to become a Subsidiary Guarantor under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiaries (the “New Subsidiary Guarantors”) are executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement as consideration for the Loans previously made. NOW, THEREFORE, the Administrative Agent and each New Subsidiary Guarantor hereby agrees as follows: 1. Guarantee . In accordance with Section 5.9(c) of the Credit Agreement, each New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor. 2. Representations and Warranties . Each New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Each reference to a Subsidiary Guarantor in the Credit Agreement shall be deemed to include each New Subsidiary Guarantor. Each New Subsidiary Guarantor hereby attaches supplements to the schedules to the Credit Agreement applicable to it. 3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement. 5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect. Notices. All notices, requests and demands to or upon each New Subsidiary Guarantor, the Administrative Agent or any Lender shall be governed by the terms of Section 10.2 of the Credit Agreement. 6. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. [Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written. MILLIKEN MILLWORK, INC. VPI QUALITY WINDOWS, INC. By: _____/s/ Brian Luke____________________ Name: Brian Luke Title: Treasurer [Signature page to the Joinder Agreement]

BANK OF AMERICA, N.A., as Administrative Agent By: ____/s/ Henry Pennell_______________________ Name: Henry Pennell Title: Vice President [Signature page to the Joinder Agreement]

Schedule 3.15(a) UCC FILING JURISDICTIONS Type of Filing Entity Filing Jurisdiction UCC-1 Financing Statement Milliken Millwork, Inc. Michigan SOS UCC-1 Financing Statement VPI Quality Windows, Inc. Washington SOS Trademark Security Agreement Milliken Millwork, Inc. U.S. Patent and Trademark Office Schedule 6.1 EXISTING INDEBTEDNESS None Schedule 6.2 EXISTING INVESTMENTS None Schedule 6.5 AFFILIATE TRANSACTIONS None Schedule 6.6 EXISTING LIENS None